LETTER OF TRANSMITTAL

                             Regarding Interests in

                   TORREY INTERNATIONAL STRATEGY PARTNERS, LLC

                   Tendered Pursuant to the Offer to Purchase
                                Dated May 1, 2008

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 The Offer and withdrawal rights will expire at, and this Letter of Transmittal must be received by the Fund by, 12:00 a.m. midnight,
     Eastern Daylight Time, on May 31, 2008, unless the Offer is extended.
 -------------------------------------------------------------------------------

        Complete this Letter of Transmittal and Return by Mail or Fax to:

                             Torrey Associates, LLC

                                 505 Park Avenue
                                   Fifth Floor
                            New York, New York 10022
                               Fax: (212) 644-8333

                           For additional information:
                              Phone: (866) 644-7800

Ladies and Gentlemen:

          The undersigned hereby tenders to Torrey International Strategy Partners, LLC (the "Fund"), a closed-end, non-diversified, management investment company organized under the laws of the State of Delaware, the limited liability company interest in the Fund ("Interest" or "Interests" as the context requires) or portion thereof held by the undersigned, described and specified below, on the terms and conditions set forth in the offer to purchase, dated May 1, 2008 ("Offer to Purchase"), receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together constitute the "Offer"). THE TENDER AND THIS LETTER OF TRANSMITTAL ARE SUBJECT TO ALL THE TERMS AND CONDITIONS SET FORTH IN THE OFFER TO PURCHASE, INCLUDING, BUT NOT LIMITED TO, THE ABSOLUTE RIGHT OF THE FUND TO REJECT ANY AND ALL TENDERS DETERMINED BY THE FUND, IN ITS SOLE DISCRETION, NOT TO BE IN THE APPROPRIATE FORM.

          The undersigned hereby sells to the Fund the Interest or portion thereof tendered hereby pursuant to the Offer. The undersigned hereby warrants that the undersigned has full authority to sell the Interest or portion thereof tendered hereby and that the Fund will acquire good title thereto, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to the sale thereof, and not subject to any adverse claim, when and to the extent the same are purchased by it. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer.

          The undersigned recognizes that under certain circumstances set forth in the Offer, the Fund may not be required to purchase any of the Interests in the Fund or portions thereof tendered hereby.

          Payment of the purchase price for the Interest or portion thereof tendered by the undersigned will be made by wire transfer of the funds to the account in which the undersigned held its Interest, as described in Section 6 of the Offer to Purchase. The undersigned hereby represents and warrants that the undersigned understands that upon a withdrawal of such cash payment from the account, the institution at which the account is held may subject such withdrawal to any fees that it would customarily assess upon the withdrawal of cash from such account. (Any payment in the form of marketable securities would be made by means of special arrangement with the tendering member in the sole discretion of the Managers of the Fund.)

          A promissory note (the "Note") reflecting the contingent payment portion of the purchase price, if any, as described in Section 6 of the Offer to Purchase, will be deposited directly to the account in which the undersigned held its Interest. (Any contingent payment of cash due pursuant to the Note will also be deposited directly to such account and, upon a withdrawal of this cash from the account, the institution at which the account is held may impose any fees that would customarily be assessed upon the withdrawal of cash from the account.) The undersigned recognizes that the amount of the purchase price for Interests will be based on the unaudited net asset value of the Fund as of June 30, 2008, and that the contingent payment portion of the purchase price, if any, will generally be payable within 30 days after June 30, 2008 (but in no event later than immediately after the completion of the audit of the financial statements of the Fund for fiscal year ended March 31, 2009), subject to any extension of the Offer).

          All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 5 of the Offer to Purchase, this tender is irrevocable.

TORREY INTERNATIONAL STRATEGY PARTNERS, LLC
-------------------------------------------

PLEASE FAX OR MAIL IN THE ENCLOSED POSTAGE PAID ENVELOPE TO:
TORREY ASSOCIATES, LLC
505 PARK AVENUE, FIFTH FLOOR
NEW YORK, NEW YORK 10022
FOR ADDITIONAL INFORMATION: PHONE: (866) 644-7800

Part 1.     Member Information:

            Name of Member:
                             ---------------------------------------------------

            Social Security No.
            or Taxpayer
            Identification No.:
                                ----------------------

            Telephone Number:   (    )
                                ----------------------

Part 2.     Amount of Interest in the Fund being Tendered:

            [  ]  Entire limited liability company interest.

                  Portion of limited liability company interest expressed as a specific dollar value. (A minimum capital account balance equal to $25,000 must be maintained (the "Required Minimum Balance").)*

                                  $
                                   ----------------

            [  ]  Portion of limited liability company interest in excess of the
                  Required Minimum Balance.

                  *The undersigned understands and agrees that if the undersigned tenders an amount that would cause the undersigned's capital account balance to fall below the Required Minimum Balance, the Fund may reduce the amount to be purchased from the undersigned so that the Required Minimum Balance is maintained.

Part 3.   Payment.

            Cash Payment
            ------------

            Cash payments will be wire transferred directly to the account in which the undersigned held its Interest. The undersigned hereby represents and warrants that the undersigned understands that, for cash payments wired directly to such account, upon a withdrawal of this cash payment from the account, the institution at which the account is held may impose any fees that would customarily be assessed upon the withdrawal of cash from the account. (Any payment in the form of marketable securities would be made by means of special arrangements with the undersigned.)

            Promissory Note
            ---------------

            The promissory note (the "Note") reflecting the contingent payment portion of the purchase price, if any, will be deposited directly to the account in which the undersigned held its Interest. The undersigned hereby represents and warrants that the undersigned understands that any payment of cash due pursuant to the Note will also be deposited directly to such account, and, upon a withdrawal of this cash from the account, the institution at which the account is held may impose any fees that would customarily be assessed upon the withdrawal of cash from the account.

Part 4.     Signature(s).


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For Individual Investors                    For Other Investors:
------------------------                    -------------------
and Joint Tenants:
-----------------


-------------------------------------       ------------------------------------
Signature                                   Print Name of Investor
(Signature of Owner(s) Exactly as
Appeared on Investor Certification)


-------------------------------------       ------------------------------------
Print Name of Investor                      Signature
                                            (Signature of Owner(s) Exactly as
                                            Appeared on Investor Certification)


-------------------------------------       ------------------------------------
Joint Tenant Signature if necessary         Print Name of Signatory and Title
(Signature of Owner(s) Exactly as
Appeared on Investor Certification)


-------------------------------------       ------------------------------------
Print Name of Joint Tenant                  Co-signatory if necessary
                                            (Signature of Owner(s) Exactly as
                                            Appeared on Investor Certification)


                                            ------------------------------------
                                            Print Name and Title of Co-signatory
--------------------------------------------------------------------------------

Date:
        ---------------------


SK 80350 0166 870067 v2